Exhibit 10
                     OWENS & MINOR, INC.

            Non-Qualified Stock Option Agreement
                   Issued Pursuant to the
              1993 Directors' Compensation Plan


     THIS AGREEMENT, dated the ____ day of ___________, 19 __ between OWENS & MINOR, INC., a Virginia corporation (the "Company"), and ______________ ("Participant"), is made pursuant and subject to the provisions of the 1993 Directors' Compensation Plan (the "Plan"); and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan:

                    W I T N E S S E T H:

     1. Grant Option. Pursuant to the provisions of the Plan, on _______________, the Company granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of ______ shares of Common Stock at the purchase price of $_________ per share (the "Option Price"), being not less than the Fair Market Value per share of the Common Stock on the date hereof, such option to be exercisable as hereinafter provided.

     2. Terms and Conditions. The option evidenced hereby is subject to the following terms and conditions:

          (a) Expiration Date. Subject to the provisions of paragraph 3, this option shall expire five (5) years from the date hereof.

          (b)  Exercise.  Subject to the provisions of
paragraph 3, this option may be exercised in whole at any time or in part from time to time from the date of grant. Such shares may be exercised until the termination of the option as provided in the Plan. This option may be exercised with respect to any number of whole shares less than the full number for which the option could be exercised. Such partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan with respect to shares remaining subject to the option.

          (c)  Method of Exercising and Payment of Shares.
This option may only be exercised by written notice delivered to the attention of the Corporate Secretary at the Company's principal office. The exercise date shall be (i) in the case of notice by mail, the date of postmark, (ii) if delivered in person, the date of delivery or (iii) if delivered by facsimile, the date of transmission. The original copy of any notice delivered by facsimile must also be delivered to the Company. The above notices shall be accompanied by payment of the Option Price in full, in cash, or cash equivalent acceptable to the Company, or by the surrender of shares of Common Stock, duly endorsed for transfer, having a fair market value (determined as of the day preceding the date of exercise) which is not less than the Option Price or part thereof. For purposes of this option, the cash proceeds of a loan, whether guaranteed or otherwise arranged by the Company, may be surrendered in payment of the Option Price.

     (d) Nontransferability. This option is nontransferable except by will or by the law of descent and distribution. During Participant's lifetime, this option may be exercised only by Participant. No right or interest of the Participant in any option shall be liable for, or subject to, any lien, obligation, or liability of the Participant.

     3. Maximum Option Period. The maximum period for this option to be exercised shall be five years from the date of grant; provided, however, that if the Participant ceases to be a member of the Board, the option may be exercised for one year following the date he or she ceases to be a member of the Board, or until the expiration of the option period, whichever is shorter. In the event of the Participant's death while he or she is a member of the Board, this option may be exercised by the Participant's estate or by such person or persons who succeed to Participant's rights by will or law of descent and distribution for one year following the Participant's date of death, or until the expiration of the option period, whichever is shorter.

     4. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     5. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle
Participant to a fractional share, such fraction shall be disregarded.

     6. Change in Capital Structure. The terms of this option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

     7. Conflicts. In the event of any conflict between the provision of the Plan as in effect on the date hereof and provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

     8. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

     IN WITNESS WHEREOF, OWENS & MINOR, INC. has caused this
Agreement to be signed by an officer and attested by its Secretary or Assistant Secretary, thereunto duly authorized, and Participant has affixed his signature hereto.


                              OWENS & MINOR, INC.

                         By:
                              Chairman,  President
                              and Chief Executive Officer


ATTEST:

By:
   Assistant Secretary


                              By:
                                  Participant
                              _____Initial Election
                              _____Change in Election


                 FEE DEFERRAL ELECTION FORM
                             FOR
                    DEFERRED FEE PROGRAM
                 OF THE OWENS & MINOR, INC.
              1993 DIRECTORS' COMPENSATION PLAN


I acknowledge that I have received and am familiar with the Owens & Minor, Inc. 1993 Directors' Compensation Plan (the "Plan"). I elect to be a Participant ("Participant") in the Deferred Fee Program under the terms and conditions of the Plan and the elections below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

A.   DEFERRAL ELECTION

     1.   Retainer Fee Deferral

          a. Please defer 100%/ 75%/ 50%/ 25% (circle one) of my Retainer Fee in accordance with the Plan.

          b.   I do not wish to defer my Retainer Fee.

     2.   Meeting Fees Deferral

          a. Please defer 100%/ 75%/ 50%/ 25% (circle one) of my Meeting Fees in accordance with the Plan.

          b.   I do not wish to defer my Meeting Fees.

     This deferral election shall become effective as provided in the Plan and will remain in effect with respect to all future Compensation until a new deferral election made by me becomes effective pursuant to the terms of the Plan.

B.   DISTRIBUTION ELECTION

     Distribute my income payments under this Fee Deferral
     Election Form as follows:

     1.   Commencement of Benefit Payments

          a.   The first day of the calendar month
               following Participant's death.

          b.   The first day of the calendar month
               following Participant's Disability.

          c.   The first day of the calendar month
               following the date of termination of the Participant's service as a member of the Board.

          d.   The first day of
               [state month and year which is at least six months after the date this election is made and delivered to the Secretary of Owens &
               Minor, Inc.].

          e.   The earliest to occur of a, b, c and d
               above.

     A Distribution Date election shall become effective on the Election Date with respect to Compensation accruing after the Election Date.

     2.   Number of Benefit Payments

          a.        In            [not more than 180]
                    monthly installments

          b.        In            [not more than 60]
                    quarterly installments

          c.        In            [not more than 15]
                    annual installments

          d.        In            a single sum

          e.        In the following combination of lump
                    sum and installments provided above:





C.   SUBACCOUNTS ELECTION

     The amounts deferred pursuant to Section A above shall be allocated for investment in the following subaccounts
     [must be in integral multiples of 10%]:

          a.   %    Owens & Minor Stock Fund

          b.   %    Fixed Income Fund


            100%

     Investment directions and any changes thereto will become effective as provided in the Plan.

D.   BENEFICIARY DESIGNATION

     I designate
                                   as my primary Beneficiary
     of any benefits that become payable under the Deferred
     Fee Program of the Owens & Minor, Inc. 1993 Directors'
     Compensation Plan as a result of my death.

     If the person I have just named predeceases me (or, if I named a trust, if the trust is not in existence at the time of my death) I designate as my
     contingent Beneficiary of any benefits that become payable under the Plan as a result of my death.

     If a designated Beneficiary survives me but dies (or, if a trust, terminates) before all benefits have been paid to the Beneficiary, the remainder of the payments must be made as the Beneficiary designates or, if the Beneficiary fails to properly execute a Beneficiary designation, to the Beneficiary's estate, or, if a trust, to the Beneficiaries in distribution of the trust.

     This designation revokes and rescinds any prior Beneficiary designation made by me and applies to all deferrals under the Plan. I understand that this Beneficiary designation applies until revoked by my written request. I also understand that, in executing this Beneficiary designation, I agree to be bound by the terms and conditions of the Plan and agree that such terms and conditions are binding upon my Beneficiary, distributee, and personal representative.


By signing this election form, I acknowledge that I have no interest in any asset Owens & Minor, Inc. may acquire to assist it in meeting its obligations under the Deferred Fee Program and I confirm that, as a general creditor, I must look solely to Owens & Minor, Inc. for the payment of any amounts due me under the Plan.




Date                     Participant's Signature




                              Print Name



                         Social Security Number


                        ELECTION FORM
                             FOR
                   STOCK PURCHASE PROGRAM
                             OF
                   THE OWENS & MINOR, INC.
              1993 DIRECTORS' COMPENSATION PLAN

     I acknowledge that I have received and am familiar with the Owens & Minor, Inc. 1993 Directors' Compensation Plan. I elect to be a Participant ("Participant") in the Stock Purchase Program under the terms and conditions of the Plan and the elections below.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

A.   STOCK PURCHASE ELECTION

     1.   Retainer Fee

          Please apply 100%/ 75%/ 50%/ 25% (circle one) of my Retainer Fee to purchase Common Stock in accordance with the Plan.

     2.   Meeting Fees

          Please apply 100%/ 75%/ 50%/ 25% (circle one) of my Meeting Fees to purchase Common Stock in accordance with the Plan.

B.   EFFECTIVE DATE ELECTION

     The above election shall become effective with respect to the Retainer Fees and Meeting Fees payable on and after:

          a. The first day of the calendar month that is six months after the Election Date.

          b.                             (insert date which
               is at least six months after the Election
               Date).

C.   The Common Stock issued pursuant to the Stock Purchase
     Program shall be registered in the name of (check one):

               Participant

               Participant and his or her spouse, jointly

I acknowledge that this Stock Purchase Election Form will remain in effect with respect to all future Compensation until I make a new Stock Purchase Election pursuant to the terms of the Plan.

Date                     Participant's Signature


                         Print Name


                         Social Security Number